EXHIBIT 23.1
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                        INDEPENDENT AUDITORS' CONSENT


   The Board of Directors
   Equality Bancorp, Inc.:

   We consent to the use of our report dated May 8, 1998, relating to the consolidated balance sheets of Equality Bancorp, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-K and Form 10-KSB/A of Equality Bancorp, Inc. and subsidiaries.

   In our opinion, based on our audits and the report of other auditors, the consolidated financial statements of Equality Bancorp, Inc. and subsidiaries present fairly, in all material respects, the financial position as of March 31, 1998 and 1997, and the results of their operations, their cash flows, and their comprehensive income for each of the years in the three-year period ended March 31, 1998, in conformity with generally accepted accounting principles.



                                      /s/ KPMG Peat Marwick LLP
                                      -----------------------------------
                                      KPMG PEAT MARWICK LLP


   St. Louis, Missouri
   August 31, 1998